UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2011 (May 25, 2011)

SMTP, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	333-170912	05-0502529
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

95 Fulkerson Street, Cambridge, Massachusetts	02141
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 617-500-8635

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of SMTP, Inc. (the “Company”) was held on Wednesday, May 25, 2011. As of the close of business on April 22, 2011, the Company had outstanding 13,840,000 shares of common stock, of which 13,464,000 shares were represented at the meeting in person. The matters voted upon and the final results of the voting were as follows:

The following persons were elected to the Board of Directors to serve until the 2012 Annual Meeting of Stockholders or until their successors have been duly elected or appointed and qualified:

Name	Shares Voted For Election	Shares Withheld	Broker Non-votes
Semyon Dukach	13,464,000	0	0
Vadim Yasinovsky	13,464,000	0	0
Matt Mankins	13,464,000	0	0
Brad Harkavy	13,464,000	0	0
John (Rens) Troost	13,464,000	0	0

The approval of an amendment to paragraph 4 of our 2010 Stock Incentive Plan (the “Plan”) to increase the number of shares of our common stock available for issuance under the Plan from 1,360,000 to 2,500,000 was approved by a vote of 13,464,000 shares for approval and 0 shares against approval, with 0 shares abstaining. Broker non-votes were 0.

The appointment of McConnell & Jones, LLP as our Company’s independent registered public accounting firm to audit the accounts of the Company for the fiscal year ending December 31, 2011was ratified by a vote of 13,464,000 shares for the appointment and 0 shares against the appointment, with 0 shares abstaining.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMTP, INC.

By:	/s/ Semyon Dukach
Semyon Dukach
Chief Executive Officer

Dated: May 27, 2011